AMENDMENT NO. 1

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT

This Amendment dated as of December 3, 2012, amends the Master Intergroup Sub-Advisory Contract (the “Contract”), dated August 27, 2012 by and among Invesco Advisers, Inc. (the “Adviser”), on behalf of Invesco Van Kampen Senior Income Trust, and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

WHEREAS, the Trust desires to amend the Agreement to change the name of the Trust from Invesco Van Kampen Senior Income Trust to Invesco Senior Income Trust;

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.
Adviser
By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH		INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser		Sub-Adviser

By:		By:	/s/ M. McLoughlin
Name:	/s/ A. Lehmann /s/ C. Puschmann	Name:	M. McLoughlin
Title:	Managing Director Managing Director	Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED		INVESCO AUSTRALIA LIMITED

Sub-Adviser		Sub-Adviser

By:	/s/ Masakazu Hasegawa	By:	/s/ Nick Burrell /s/ Mark Yesberg
Name:	Masakazu Hasegawa	Name:	Nick Burrell Mark Yesberg
Title:	Managing Director	Title:	Company Secretary Director

INVESCO HONG KONG LIMITED		INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser		Sub-Adviser

By:	/s/ Fanny Lee /s/ Gracie Liu	By:	/s/ Jeffrey H. Kupor
Name:	Fanny Lee Gracie Liu	Name:	Jeffrey H. Kupor
Title:	Director Director	Title:	Secretary & General Counsel

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Harsh Damani /s/ Jamie Kingston
Name:	Harsh Damani Jamie Kingston
Title:	SVP Fund Admin SVP Product

EXHIBIT A

Addresses of Sub-Advisers

Invesco Asset Management Deutschland GmbH

An der Welle 5, 1st Floor

Frankfurt, Germany 60322

Invesco Asset Management Limited

30 Finsbury Square

London, United Kingdom

EC2A 1AG

ENGLAND

Invesco Asset Management (Japan) Limited

14th Floor, Roppongi Hills Mori Tower,

10-1, Roppongi 6-chome, Minato-ku,

Tokyo, Japan 106-6114

Invesco Australia Limited

333 Collins Street, Level 26

Melbourne Victoria 3000, Australia

Invesco Hong Kong Limited

41/F Citibank Tower

3 Garden Road, Central

Hong Kong

Invesco Senior Secured Management, Inc.

1166 Avenue of the Americas, 27th Floor

New York, NY 10036

USA

Invesco Canada Ltd.

5140 Yonge Street

Suite 900

Toronto, ON, M2N 6X7